CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2018, relating to the financial statements and financial highlights of Capital Value Fund, one of the series of American Century Mutual Funds, Inc., and of our report dated May 16, 2019, relating to the financial statements and financial highlights of Value Fund, one of the series of American Century Capital Portfolios, Inc., appearing in the respective Annual Reports on Form N-CSR of American Century Mutual Funds, Inc. for the year ended October 31, 2018, and of American Century Capital Portfolios, Inc. for the year ended March 31, 2019, and to the references to us under the headings “Service Providers,” “Appendix A Agreement and Plan of Reorganization between American Century Mutual Funds, Inc. with respect to its Capital Value Fund and American Century Capital Portfolios, Inc. with respect to its Value Fund,” “Appendix C Value Fund and Capital Value Fund Financial Highlights” in the Combined Proxy Statement and Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
June 27, 2019